Exhibit 99.5
Team Member FAQs
1.	What does it mean to “go private”?

As a public company, Jo-Ann is owned by public shareholders (institutional and individual investors) and our stock trades on the New York Stock Exchange. If the company “goes private”, Jo-Ann’s stock will then be owned by a private equity firm and therefore is no longer traded on the public market.

2.	Who made this decision?

A major part of the responsibilities of the Jo-Ann board of directors is to evaluate business and strategic opportunities available to Jo-Ann. When the board received this offer to acquire the company, they formed a special committee comprised of independent directors to evaluate the offer. The special committee, guided by financial and legal advisors, negotiated this transaction and recommended it to the full board of directors. This proposed transaction provides shareholders with a significant premium delivering immediate value and it enhances our ability to execute on our strategic growth plan benefitting our Team Members, suppliers, customers and communities.

3.	What is a private equity firm?

A private equity firm raises private capital (money) from corporate and public pension funds, endowments, foundations and other investors and invests that capital in both public and private companies.

4.	What firm made the offer? Who is Leonard Green & Partners?

The offer is from Leonard Green & Partners, L.P. They are a well-known and highly regarded private equity firm with significant experience in Specialty Retail. They have a long and successful history of investing in industry leaders.

About Leonard Green & Partners, L.P.

Leonard Green & Partners, L.P. is a private equity firm with over $9 billion in equity commitments under management. Based in Los Angeles, Leonard Green & Partners invests in market-leading companies across a range of industries but with significant current retail investments including Whole Foods Market, PETCO, Leslie’s Poolmart, Sports Authority, The Container Store, Tourneau, David’s Bridal, Neiman Marcus Group, Jetro Cash & Carry, Tire Rack and Rite Aid.

Leonard Green & Partners is also one of the firms that recently announced plans to purchase J. Crew.

5.	Will anyone else offer a bid for the company?

The board of directors will be permitted to solicit alternative proposals through February 14, 2011, to ensure the transaction is the best available for shareholders. After February 14, 2011, third parties can submit competing offers (subject to certain specified limitations) until our shareholders vote on and approve the transaction.

6.	What happens if another offer is made for the company?

Should another offer be made, the Special Committee, with the assistance of its advisors, will evaluate the offer to determine whether it is superior to the one made by Leonard Green & Partners. The special committee will not disclose developments related to the solicitation process unless, and until, the Special Committee and the board have made a decision.

7.	What does this mean to me? Will I lose my job?

Our plan is to continue doing what we do, the way we do it, and with the people that do it. This proposed transaction would change nothing about your responsibilities or our business. All of us will continue to work hard and remain focused on executing our strategy. We will continue to adjust and shift our resources based upon the demands of our business, as we always have.

8.	Will this impact my salary or benefits?

Compensation and benefit programs have not yet been finalized. We recognize the need to offer competitive compensation and benefits and will continue to do so in order to motivate and reward our Team Members.

9.	When will this be final?

If no superior offer is made, the transaction is expected to close in the first half of 2011 (FY12).

10.	What should we do until the transaction closes?

This announcement has no impact on the day-to-day operations of our business, so everyone should continue doing exactly what they have always done. We recognize news like this can be distracting, but we need everyone to stay focused on executing against our goals and delivering a strong FY11. Given that we are at the peak of the holiday season, this focus is even more critical.

11.	What should we tell customers or vendors?

Please direct any questions on this transaction to the investor relations link at www.joann.com where we will post our press release and any other relevant information pertaining to the announcement. You should otherwise not comment on the proposed transaction.

12.	Will we be given updates on the status of the transaction? If so, when?

We commit to keeping you as informed as we can. Obviously, there are legal restraints in these types of transactions that prevent us from communicating with you in our usual way.

13.	What should I do if I am contacted by the media?

As with all media inquiries, please direct them to Lisa Greb in Corporate Communications (330-463-3442).

14.	What if I have more questions?

Should you have any additional questions, we have established a Gmail mailbox called “Going Private” where questions can be sent. If we have the information necessary to respond to your questions and there are no legal restraints keeping us from answering your questions, we will post answers on the Jo-Ann intranet home page. We will make every effort to respond to all appropriate questions we receive, while working within legal constraints.
Cautionary Statement Regarding Forward-Looking Statements
     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Jo-Ann, the proposed merger and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of Jo-Ann to an affiliate of Leonard Green & Partners, L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward looking statements are discussed in Jo-Ann’s Securities and Exchange Commission filings.
     Readers are cautioned not to place undue reliance on forward-looking statements. Jo-Ann cannot guarantee future results, trends, events, levels of activity, performance or achievements. Jo-Ann does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as Jo-Ann’s current plans, estimates and beliefs.
Additional Information and Where to Find It
     In connection with the Merger, Jo-Ann will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, JO-ANN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Jo-Ann’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Jo-Ann’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.
Participants in Solicitation
     Jo-Ann and its directors and officers may be deemed to be participants in the solicitation of proxies from Jo-Ann’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about Jo-Ann’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Jo-Ann’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of Jo-Ann and its directors and executive officers in the Merger, which may be different than those of Jo-Ann’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.